SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)         April 10, 2000
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                       Vitesse Semiconductor Corporation
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               (Exact name of Registrant as Specified in Charter)

           Delaware                   0-19654                   77-0138960
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(State or Other Jurisdiction      (Commission File            (IRS Employer
       of Incorporation)               Number)              Identification No.)

741 CALLE PLANO, CAMARILLO, CALIFORNIA                              93012
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code       (805) 388-3700
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Item 5.  Other Events.

     On April 10, 2000, the registrant announced its completion of an offering of an additional $120 million in aggregate principal amount of its 4.00% Convertible Subordinated Debentures due 2005 in a private placement transaction pursuant to the exercise by the initial purchasers of their over-allotment option. The registrant previously announced the completion of the initial private placement of $600 million of its 4% Convertible Subordinated Debentures on March 13, 2000. The debentures are convertible into common stock of the registrant at a price of $112.1875 per share. The net proceeds from the offering, after payment of selling commissions and discounts, and other expenses of the offering, are expected to be used for general corporate purposes, such as product development, sales and marketing, capital expenditures, and potential future acquisitions.

     A copy of the press release containing the foregoing announcement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

99.1     Press Release Dated April 10, 2000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2000


                                                  /s/ Eugene Hovanec
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                                                  Name:  Eugene Hovanec
                                                  Title: Chief Financial Officer


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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                 DESCRIPTION
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99.1                                   Press Release Dated April 10, 2000.